Income Benefit Rider Contract Schedule

Owner:	[John Doe]	Contract Number:	[687456]
Owner’s Date of Birth:	[January 15, 1977]	Issue Date:	[04/15/26]
Owner’s Gender:	[Male]	Annuitant:	[John Doe]
[Joint Owner:	[Jane Doe]]	Annuitant’s Date of Birth:	[January 15, 1977]
[Joint Owner’s Date of Birth:	[January 15, 1977]]	Annuitant’s Gender:	[Male]
[Joint Owner’s Gender:	[Female]]
Eligible Person(s):	[John Doe]
[Jane Doe]

Minimum Exercise Age:                                                                                            [50]
Maximum Exercise Age:                                                                                          [100]
Maximum Issue Age for Level Income Guarantee:  [75] Maximum Exercise Age for Level Income Guarantee:  [80]
Income Payment Waiting Period:                                                                  [[1] Index Year(s)]
Minimum Income Payment:                                                                                $[100]
Annual Increase Age:                                                                                                  [45]
Rider Fees
Income Benefit Rider Fee:                                                                                         [[0.70]% guaranteed for all Contract Years]
Legacy+TM Benefit Rider Fee:                                                                                 [[0.85]% guaranteed for all Contract Years]
[Earliest Rider Removal Date:                                                                             [Third] Index Anniversary]
Legacy Value Percentage:                                                                                         [50]% guaranteed for all Contract Years

S40945                                                                                                                                                              [Admin. Tracking Identifier]

Income Percentage Table

Eligible Person’s* Age	Income Percentage				Income Percentage Increase **
	Level Income		Increasing Income
	Single Income Payments	Joint Income Payments	Single Income Payments	Joint Income Payments
[0-50	5.10%	4.60%	3.60%	3.10%	0.25%]
[51	5.20%	4.70%	3.70%	3.20%	0.25%]
[52	5.30%	4.80%	3.80%	3.30%	0.25%]
[53	5.40%	4.90%	3.90%	3.40%	0.25%]
[54	5.50%	5.00%	4.00%	3.50%	0.25%]
[55	5.60%	5.10%	4.10%	3.60%	0.30%]
[56	5.70%	5.20%	4.20%	3.70%	0.30%]
[57	5.80%	5.30%	4.30%	3.80%	0.30%]
[58	5.90%	5.40%	4.40%	3.90%	0.30%]
[59	6.00%	5.50%	4.50%	4.00%	0.30%]
[60	6.10%	5.60%	4.60%	4.10%	0.35%]
[61	6.20%	5.70%	4.70%	4.20%	0.35%]
[62	6.30%	5.80%	4.80%	4.30%	0.35%]
[63	6.40%	5.90%	4.90%	4.40%	0.35%]
[64	6.50%	6.00%	5.00%	4.50%	0.35%]
[65	6.60%	6.10%	5.10%	4.60%	0.40%]
[66	6.70%	6.20%	5.20%	4.70%	0.40%]
[67	6.80%	6.30%	5.30%	4.80%	0.40%]
[68	6.90%	6.40%	5.40%	4.90%	0.40%]
[69	7.00%	6.50%	5.50%	5.00%	0.40%]
[70	7.10%	6.60%	5.60%	5.10%	0.45%]
[71	7.20%	6.70%	5.70%	5.20%	0.45%]
[72	7.30%	6.80%	5.80%	5.30%	0.45%]
[73	7.40%	6.90%	5.90%	5.40%	0.45%]
[74	7.50%	7.00%	6.00%	5.50%	0.45%]
[75	7.60%	7.10%	6.10%	5.60%	0.50%]
[76	7.70%	7.20%	6.20%	5.70%	0.50%]
[77	7.80%	7.30%	6.30%	5.80%	0.50%]
[78	7.90%	7.40%	6.40%	5.90%	0.50%]
[79	8.00%	7.50%	6.50%	6.00%	0.50%]
[80+	8.10%	7.60%	6.60%	6.10%	0.55%]

*If you select joint Income Payments, we will use the Age of the younger Eligible Person.
**Income Percentage Increase does not apply until the Age of the Eligible Person* is greater than or equal to the Annual Increase Age. For all Purchase Payments received on or before the Index Effective Date, the Age of the Eligible Person* on the Index Effective Date is used to determine the Income Percentage. For any Additional Purchase Payments received after the Index Effective Date, the Age of the Eligible Person* on the Index Anniversary that occurs on or after we receive the Additional Purchase Payments is used to determine the Income Percentage attributable to those Additional Purchase Payments. After the Issue Date, current Lifetime Income Percentages will appear on your Index Options Statement.
S40945
[Admin. Tracking Identifier]

Level Income Guarantee Payment Percentage Table

[Covered Person’s* Age	Level Income Guarantee Payment Percentage
50	2.23%
51	2.28%
52	2.33%
53	2.39%
54	2.44%
55	2.50%
56	2.57%
57	2.64%
58	2.71%
59	2.78%
60	2.86%
61	2.95%
62	3.04%
63	3.13%
64	3.23%
65	3.34%
66	3.45%
67	3.58%
68	3.71%
69	3.85%
70	4.00%
71	4.17%
72	4.35%
73	4.55%
74	4.77%
75	5.00%
76	5.27%
77	5.56%
78	5.89%
79	6.25%
80	6.67%
81+	0.00%]
*If you select joint Income Payments, we will use the Age of the younger Covered Person.
S40945
[Admin. Tracking Identifier]